EXHIBIT 23(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pfizer Inc.:

We consent to the use of our reports dated February 26, 2010, with respect to the consolidated financial statements of Pfizer Inc. and Subsidiary Companies and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to Pfizer Inc.’s adoption of Financial Accounting Standards Board Statement No.141R, Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

/s/ KPMG LLP

New York, New York
February 26, 2010